UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report: June 23, 2009

Commission file number 1-10948

OFFICE DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Office Depot, Inc.
6600 Military Trail Mail, Boca Raton FL 33496
(Address of principal executive offices) (Zip Code)

(561) 438-4800
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Securities Purchase Agreement

             On June 23, 2009, Office Depot, Inc., a Delaware corporation (“Office Depot” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company and funds advised by BC Partners, Inc. named in the Purchase Agreement (collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors, in private placements under the Securities Act of 1933, as amended (the “Securities Act”), 274,596 shares of the Company’s 10% Series A Redeemable Convertible Participating Perpetual Preferred Stock, par value $0.01 per share, (the “Series A Preferred Stock”), and 75,404 shares of the Company’s 10% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), for an aggregate purchase price of $350 million (the “Purchase Price”). The Series A Preferred Stock issued to the Investors pursuant to the Purchase Agreement is immediately convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Upon the approval of the holders of the Common Stock required by the New York Stock Exchange (the “NYSE”), the Series B Preferred Stock will be convertible on the same terms as the Series A Preferred Shares. In the Purchase Agreement, the Company agreed to use its reasonable best efforts to hold as promptly as reasonably practical following the closing date a meeting of stockholders to vote upon the approval of the issuance and delivery of Common Stock upon conversion of the Series A Preferred Stock to the extent required in the future, and the issuance and delivery of additional shares of Common Stock upon conversion of the Series B Preferred Stock, to the extent required by the rules of the NYSE. In connection with entry into the Purchase Agreement, the Company has agreed to pay a funding fee of $3.5 million and to reimburse the Investors up to a maximum of $2 million to cover reasonable out-of-pocket expenses. On June 23, 2009, following execution of the Purchase Agreement, the Company and the Investors completed the purchase and sale of the Preferred Stock (the "Closing").

             The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

Series A Preferred Stock

             The terms, rights, obligations and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations of the 10.00% Series A Redeemable Convertible Participating Perpetual Preferred Stock (the “Series A CoD”), an executed copy of which was filed with the Secretary of State of the State of Delaware on June 23, 2009. Dividends on the Series A Preferred Stock are due on January 1, April 1, July 1 and October 1 of each year (each, a “Series A Dividend Payment Date”), beginning with and including October 1, 2009. The Series A Preferred Stock will also participate in dividends declared and paid on the Common Stock, however, if the closing price of the Common Stock on the record date for a dividend payment is less than $45.00 per share, then the Company may not declare or pay a cash dividend on the Common Stock per share for any fiscal quarter in excess of certain amounts. Dividends are payable at the per annum dividend rate of 10.00% of the liquidation preference, which is initially $1,000 per share. Cash dividends will be paid only to the extent that the Company has funds legally available for such payment and the Company’s board of directors (the “Board”) declares a cash dividend payable. There are restrictions in the Company’s credit facility and certain other debt documents that limit the Company's ability to make such payments in cash. In the event the Company does not declare and pay a dividend in cash on any Series A Dividend Payment Date, an amount equal to the cash dividend due on such Series A Dividend Payment Date will be added to the liquidation preference. If, at any time after June 23, 2012, the closing price of the Common Stock is greater than or equal to $6.62 per share for a period of 20 consecutive trading days, the dividend rate will decrease to 7.87% . In addition, if at any time after June 23, 2012, the closing price of the Common Stock is greater than or equal to $8.50 per share for a period of 20 consecutive trading days, the dividend rate will decrease to 5.75% .

             Each share of Series A Preferred Stock is immediately convertible, at the option of the holder, into the number of shares of Common Stock equal to the quotient of (i) the sum of the liquidation preference plus any accrued but unpaid dividends not previously added to the liquidation preference and (ii) 1,000, multiplied by the then applicable “Conversion Rate” (as that term is defined in the Series A CoD), except to the extent any such conversion would violate any applicable NYSE stockholder approval requirements. Each share of Series A Preferred Stock is initially convertible into 200 shares of Common Stock, representing an initial “conversion price” of $5.00. The Conversion Rate is subject to customary anti-dilution adjustments.

             The Series A Preferred Stock is redeemable, in whole or in part, at the option of the Company at any time after June 23, 2012, subject to the right of the holder to first convert the shares of Series A Preferred Stock the Company proposes to redeem. At any time after June 23, 2011, if the closing price of the Common Stock is greater than or equal to $9.75 per share for a period of 20 consecutive trading days, then the Series A Preferred Stock is redeemable, in whole or in part, at the option of the Company, subject to the right of the holder to first convert the shares of Series A Preferred Stock the Company proposes to redeem. The Series A Preferred Stock is redeemable at the option of the holder in the event of a “Change of Control” (as that term is defined in the Series A CoD) of the Company, or if the Company commences a voluntary bankruptcy, consents to the entry of an order against it in an involuntary bankruptcy, consents to the appointment of a custodian for all or substantially all of its property, makes a general assignment for the benefit of creditors or changes its primary business, or if the Common Stock ceases to be listed for trading on any of the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE without the simultaneous listing on another of such exchanges.

             The holders of the Series A Preferred Stock are entitled to vote with the holders of the Common Stock on an as-converted basis, subject to any limitations imposed by any NYSE stockholder approval requirements. For so long as the Investors or their affiliates collectively own any shares of the Series A Preferred Stock and the Investors’ “Ownership Percentage” (as that term is defined in the Investor Rights Agreement discussed below) is greater than or equal to 10%, then the affirmative vote of at least a majority of the shares of Series A Preferred Stock then outstanding and entitled to vote is required for (i) the declaration or payment of any dividend or distribution on the Common Stock or any other stock that ranks junior to or equally with the Series A Preferred Stock, other than, if dividends on the Series A Preferred Stock have not been paid in full in cash, a dividend payable solely in junior stock or dividends or distributions paid exclusively in cash to the extent the Series A Preferred Stock participates on an as-converted basis with the Common Stock; (ii) the purchase, redemption or other acquisition by the Company of any Common Stock or other stock ranking junior to or equal with the Series A Preferred Stock except, if dividends on the Series A Preferred Stock have not been paid in full in cash, then as necessary to effect a reclassification of junior stock into other junior stock, a reclassification of parity stock into other parity stock, a reclassification of parity stock into junior stock, the exchange or conversion of junior stock into other junior stock or of parity stock into other parity stock or of parity stock into junior stock; (iii) any amendment of the Company’s Certificate of Incorporation or the Series A CoD so as to adversely affect the relative rights, preferences, privileges or voting powers of the Series A Preferred Stock; or (iv) the authorization or issuance of, or reclassification into, any capital stock that would rank senior to or equal with the Series A Preferred Stock (including additional shares of Series A Preferred Stock).

             The Series A CoD is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Series A CoD is qualified in its entirety by reference to Exhibit 3.2.

Series B Preferred Stock

             The terms, rights, obligations and preferences of the Series B Preferred Stock are set forth in the Certificate of Designations of the 10.00% Series B Redeemable Conditional Convertible Participating Perpetual Preferred Stock (the “Series B CoD”), an executed copy of which was filed with the Secretary of State of the State of Delaware on June 23, 2009. Dividends on the Series B Preferred Stock are due on January 1, April 1, July 1 and October 1 of each year (each, a “Series B Dividend Payment Date”), beginning with and including October 1, 2009. The Series B Preferred Stock will also participate in dividends declared and paid on the Common Stock, however, if the closing price of the Common Stock on the record date for a dividend payment is less than $45.00 per share, then the Company may not declare or pay a cash dividend on the Common Stock per share for any fiscal quarter in excess of certain amounts. Dividends are payable at the per annum dividend rate of 10.00% of the liquidation preference, which is initially $1,000 per share. Cash dividends will be paid only to the extent that the Company has funds legally available for such payment and the Board declares a cash dividend payable. There are restrictions in the Company’s credit facility and certain other debt documents that limit the Company's ability to make such payments in cash. In the event the Company does not declare and pay a dividend in cash on any Series B Dividend Payment Date, an amount equal to the cash dividend due on such Series B Dividend Payment Date will be added to the liquidation preference. If the holders of the Common Stock do not approve the conversion of the Series B Preferred Stock within 180 days after the Closing, then the dividend rate on the Series B Preferred Stock will increase to 15.00% . If the holders of the Common Stock do not approve the conversion of the Series B Preferred Stock within 270 days after the Closing, then the dividend rate on the Series B Preferred Stock will increase to 17.125% . If the holders of the Common Stock do not approve the conversion of the Series B Preferred Stock within 360 days after the Closing, then the dividend rate on the Series B Preferred Stock will increase to 19.00% . If, at any time after June 23, 2012, and after the receipt of approval by the holders of the Common Stock of the conversion of the Series B Preferred Stock, the closing price of the Common Stock is greater than or equal to $6.62 per share for a period of 20 consecutive trading days, the dividend rate will decrease to 7.87% . In addition, if at any time after June 23, 2012, the closing price of the Common Stock is greater than or equal to $8.50 per share for a period of 20 consecutive trading days, the dividend rate will decrease to 5.75% .

             Upon the approval of the holders of the Common Stock of the conversion of the Series B Preferred Stock, each share of the Series B Preferred Stock will be convertible, at the option of the holder, into the number of shares of Common Stock equal to the quotient of (i) the sum of the liquidation preference plus any accrued but unpaid dividends not previously added to the liquidation preference and (ii) 1,000, multiplied by the then applicable “Conversion Rate” (as that term is defined in the Series B CoD). The Conversion Rate is subject to customary anti-dilution adjustments.

             The Series B Preferred Stock is redeemable, in whole or in part, at the option of the Company at any time after June 23, 2012, subject to the right of the holder to first convert the shares of Series B Preferred Stock the Company proposes to redeem. At any time after the later of (i) the approval of the holders of the Common Stock of the conversion of the Series B Preferred Stock and (ii) June 23, 2011, if the closing price of the Common Stock is greater than or equal to $9.75 per share for a period of 20 consecutive trading days, the Series B Preferred Stock is redeemable, in whole or in part, at the option of the Company, subject to the right of the holder to first convert the shares of Series B Preferred Stock the Company proposes to redeem. The Series B Preferred Stock is redeemable at the option of the holder in the event of a “Change of Control” (as that term is defined in the Series B CoD) of the Company, or if the Company commences a voluntary bankruptcy, consents to the entry of an order against it in an involuntary bankruptcy, consents to the appointment of a custodian for all or substantially all of its property, makes a general assignment for the benefit of creditors or changes its primary business, or if the Common Stock ceases to be listed for trading on any of the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE without the simultaneous listing on another of such exchanges.

             If holders of the Common Stock have not approved the conversion of the Series B Preferred Stock by June 23, 2014, then upon the approval of the holders of a majority of the outstanding Series B Preferred Stock, any holder of the Series B Preferred Stock will be able to require the Company to repurchase all or any part of such holder’s shares of Series B Preferred Stock, subject to contractual limitations in the Company’s debt documents. If the Company fails to repurchase such Series B Preferred Stock due to contractual limitations in the Company’s debt documents, then for so long as the Company fails to satisfy its repurchase obligation the size of the Board will be automatically increased by two directors and the holders of a majority of the outstanding Series B Preferred Stock are entitled to elect two people to the Board, voting as a separate series to the exclusion of both the holders of the Series A Preferred Stock and the holders of the Common Stock.

             Prior to the approval of the conversion of the Series B Preferred Stock by the holders of the Common Stock, the Series B Preferred Stock is not entitled to vote. At any time after the approval of the conversion of the Series B Preferred Stock by the holders of the Common Stock, the holders of the Series B Preferred Stock are entitled to vote with the holders of the Common Stock on an as-converted basis. For so long as the Investors or their affiliates collectively own any shares of the Series B Preferred Stock and the Investors’ “Ownership Percentage” (as that term is defined in the Investor Rights Agreement discussed below) is greater than or equal to 10%, then the affirmative vote of at least a majority of the shares of Series B Preferred Stock then outstanding and entitled to vote is required for (i) the declaration or payment of any dividend or distribution on the Common Stock or any other stock that is junior to or equally with the Series B Preferred Stock, other than, if dividends on the Series B Preferred Stock have not been paid in full in cash, a dividend payable solely in junior stock or dividends or distributions paid exclusively in cash to the extent the Series B Preferred Stock participates on an as-converted basis with the Common Stock; (ii) the purchase, redemption or other acquisition by the Company of any Common Stock or other stock ranking junior to or equal with the Series B Preferred Stock except, if dividends on the Series B Preferred Stock have not been paid in full in cash, then as necessary to effect a reclassification of junior stock into other junior stock, a reclassification of parity stock into other parity stock, a reclassification of parity stock into junior stock, the exchange or conversion of junior stock into other junior stock or of parity stock into other parity stock or of parity stock into junior stock; (iii) any amendment of the Company’s Certificate of Incorporation or the Series B CoD so as to adversely affect the relative rights, preferences, privileges or voting powers of the Series B Preferred Stock; or (iv) the authorization or issuance of, or reclassification into, any capital stock that would rank senior to or equal with the Series B Preferred Stock (including additional shares of Series B Preferred Stock).

             The Series B CoD is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Series B CoD is qualified in its entirety by reference to Exhibit 3.3.

Investor Rights Agreement

             Concurrently with the execution of the Purchase Agreement, on June 23, 2009, the Company, BC Partners, Inc. and the Investors entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Under the terms of the Investor Rights Agreement, for so long as the Investors’ “Ownership Percentage” (as that term is defined in the Investor Rights Agreement) is equal to or greater than 15% of the outstanding Common Stock (assuming full conversion of the Preferred Stock), the Investors are entitled to nominate three directors to the Board. For so long as the Investors’ Ownership Percentage is less than 15% but more than 10% of the outstanding Common Stock, the Investors are entitled to nominate two directors to the Board. For so long as the Investors’ Ownership Percentage is less than 10% but more than 5% of the outstanding Common Stock, the Investors are entitled to nominate one director to the Board. The Company has agreed to use all reasonable efforts to cause the person(s) nominated by the Investors pursuant to the terms of the Investor Rights Agreement to be elected to the Board. Additionally, for so long as the Investors’ Ownership Percentage is equal to or greater than 10% (assuming full conversion of the Preferred Stock): (i) one of the Board members nominated by the Investors will be appointed to sit on each regular committee of the Board (other than the

Board’s Audit Committee), (ii) one of the Board members nominated by the Investors will be permitted to attend meetings of the Board’s Audit Committee as an observer, (iii) the Board’s Finance Committee will be comprised of five directors, two of whom must be Board members nominated by the Investors, and (iv) the chief executive officer and chief financial officer of the Company must meet once annually with the members of the Board who were nominated by the Investors to review the annual business plan and operating budget produced prior to submission to the Board.

             Pursuant to the terms of the Investor Rights Agreement, effective as of the Closing, the size of the Board was increased by three directors and Raymond Svider, James Rubin and Justin Bateman were appointed to fill the vacancies thereby created. Pursuant to the terms of the Investor Rights Agreement, subject to satisfaction of requirements for service and confirmation by the Corporate Governance and Nominating Committee of their appointment, Raymond Svider was appointed to the Compensation Committee, James Rubin was appointed to the Corporate Governance and Nominating Committee and Raymond Svider and James Rubin were appointed to the Finance Committee.

             Additionally, for so long as the Investors’ Ownership Percentage is equal to or greater than 10% (assuming full conversion of the Preferred Stock), the following actions require the approval of at least 66-2/3% of the Board (excluding any such transaction between the Company and is wholly owned subsidiaries or among the Company’s wholly owned subsidiaries): (i) the incurrence of any “Indebtedness” (as that term is defined in the Investor Rights Agreement) in excess of $200 million in the aggregate during any fiscal year, excluding any refinancings and replacements of indebtedness existing at the Closing and any borrowings under the “Credit Facilities” (as that term is defined in the Investor Rights Agreement); (ii) the sale, transfer or other disposition of assets or businesses of the Company or its subsidiaries with a value in excess of $50 million in the aggregate during any fiscal year, excluding sales of inventory or supplies in the ordinary course of business, sales of obsolete assets other than real estate, sale-leaseback transactions and accounts receivable factoring transactions; (iii) the acquisition of any assets or properties in one or more related transactions for cash or otherwise for an amount in excess of $50 million in the aggregate during any fiscal year, excluding acquisitions of inventory and equipment in the ordinary course of business; (iv) capital expenditures in excess of $30 million individually (or in the aggregate if related to an integrated program of activities) or in excess of $275 million in the aggregate during any fiscal year; and (v) making, or permitting any subsidiary to make, loans to, investments in, or purchasing, or permitting any subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity in excess of $50 million in the aggregate during any fiscal year.

             For so long as the Investors’ Ownership Percentage is equal to or greater than 10% (assuming full conversion of the Preferred Stock), the approval of at least one of the members of the Board who were nominated for election to the Board by the Investors is required to increase the size of the Board beyond 14 directors or to incur Indebtedness for borrowed money in excess of $200 million in the aggregate during any fiscal year (excluding any borrowings under the Credit Facilities and, after June 23, 2011, any refinancings and replacements of Indebtedness outstanding as of the Closing that do not increase the aggregate principal amount of, or the amount that may be borrowed by the Company or its subsidiaries under, such Indebtedness as in effect at the Closing) if the ratio of the “Consolidated Net Debt” (as that term is defined in the Investor Rights Agreement) to the trailing four quarter “Adjusted EBITDA” (as that term is defined in the Investor Rights Agreement) of the Company and its subsidiaries, on a consolidated basis, is more than 4x.

             Additionally, for so long as the Investors or their affiliates (including commonly controlled or managed investment funds) or any direct or indirect owner of the Investors or their affiliates own any shares of the Preferred Stock issued to the Investors at the Closing (each such owner an “Investor Group Member”), issuing (i) convertible debt that is by its terms convertible into capital stock of the Company, (ii) preferred stock or (iii) options or warrants to acquire preferred stock, will require the approval of BC Partners, Inc. unless (A) the Company establishes (or has previously established) a “Withholding Tax Escrow” (as defined in the Investor Rights Agreement) or (B) the Company reasonably expects that the Company will not collect “Withholding Tax” (as defined in the Investor Rights Agreement) from any Investor Group Member as a result of the issuance of such stock or securities or the payment or accrual of interest or dividends on such stock or securities, provided that if the Company subsequently determines to collect Withholding Tax as a result of the issuance of such stock or securities or the payment or accrual of interest or dividends on such stock or securities, then, unless the Company has previously established a Withholding Tax Escrow, the Company must, at the time it determines to begin collecting Withholding Tax, establish a Withholding Tax Escrow. The Company is obligated to establish a Withholding Tax Escrow only if it reasonably expects that such issuance of stock or securities will result in the Company having an obligation to collect Withholding Tax.

             Under the terms of the Investor Rights Agreement, the Investors must cause all of their Common Stock and Preferred Stock entitled to vote at any meeting of the Company’s shareholders to be present at such meeting and to vote all such shares in favor of any nominee or director nominated by the Company’s Corporate Governance and Nominating Committee, against the removal of any director nominated by the Company’s Corporate Governance and Nominating Committee and, with respect to any other business or proposal, in accordance with the recommendation of the Board (other than with respect to the approval of any proposed business combination agreement between the Company and another entity). The Investors are also subject to customary standstill provisions, which are applicable to purchases of debt as well as equity securities and include prohibitions on hedging activities, until the later of (i) three years after the Closing and (ii) such time as the Investors own less than 3% of the outstanding Common Stock (assuming full conversion of the Preferred Stock).

             The Investor Rights Agreement also requires that, for so long as the Investors’ Ownership Percentage is equal to or greater than 10% of the outstanding Common Stock, if the Company proposes to offer any equity or equity linked security to any person, then the Company must first offer the Investors the right to purchase a portion of such securities equal to the Investors’ Ownership Percentage. If the Investors do not exercise this purchase right within 20 days of receiving notice of the proposed offering, then the Company has 120 days to complete the offering on terms no more favorable than those offered to the Investors.

             The Investor Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to Exhibit 4.1.

Registration Rights Agreement

             Concurrently with the execution of the Purchase Agreement, on June 23, 2009, the Company, BC Partners, Inc. and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Investors are entitled to certain registration rights. Under the terms of the Registration Rights Agreement, the Investors are entitled to (i) six demand registrations, limited to two demand registrations in any single calendar year and provided that such demand must include at least 5,500,000 of Common Stock and (ii) unlimited piggyback registration rights for a period of five years with respect to primary issuances and for an unlimited period of time with respect to all other issuances.

             The Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 4.2.

Item 3.02         Unregistered Sales of Equity Securities.

             The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

             The issuance and sale of the Preferred Stock is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act (“Regulation D”). Each of the Investors has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Preferred Stock is being acquired for investment purposes. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Preferred Stock and has not offered securities to the public in connection with this issuance and sale.

Item 3.03         Material Modification of Rights of Security Holders.

             The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

             On June 23, 2009, the Company filed a Certificate of Elimination of the Junior Participating Preferred Stock, Series A with the Secretary of State of the State of Delaware for the purpose of amending its Amended and Restated Certificate of Incorporation to eliminate the terms, rights, obligations and preferences of the Company’s Junior Participating Preferred Stock, Series A. The Certificate of Elimination of the Junior Participating Preferred Stock, Series A became effective upon the filing with the Delaware Secretary of State. The Certificate of Elimination of the Junior Participating Preferred Stock, Series A is filed as Exhibit 3.1 to this Current Report on Form 8-K, and the foregoing summary of the Certificate of Elimination of the

Junior Participating Preferred Stock, Series A is qualified in its entirety by reference to Exhibit 3.1.

             On June 23, 2009, the Company filed the Series A CoD and the Series B CoD with the Secretary of State of the State of Delaware for the purpose of amending its Amended and Restated Certificate of Incorporation to establish the terms, rights, obligations and preferences of the Series A Preferred Stock and the Series B Preferred Stock, respectively. The Series A CoD and the Series B CoD became effective upon the filing with the Delaware Secretary of State. The Series A CoD and the Series B CoD are filed as Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and the foregoing summary of the Series A CoD and the Series B CoD is qualified in its entirety by reference to Exhibit 3.2 and Exhibit 3.3.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

             The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item 5.02 by reference.

             Effective June 23, 2009, pursuant to the terms of the Investor Rights Agreement, the Board increased the size of the Board by three persons to 14 persons and elected Raymond Svider, James Rubin and Justin Bateman to fill the vacancies created by such action. Pursuant to the terms of the Investor Rights Agreement, subject to satisfaction of requirements for service and confirmation by the Corporate Governance and Nominating Committee of their appointment, Raymond Svider was appointed to the Compensation Committee, James Rubin was appointed to the Corporate Governance and Nominating Committee and Raymond Svider and James Rubin were appointed to the Finance Committee. Each of the new members of the Board will receive an annual retainer and committee fees equal to the annual retainer and committee fees the other members of the Board receive, which are described in the Company’s proxy statement filed March 11, 2009. Except as described in this Current Report on Form 8-K, there are no related party transactions between the Company and each of the new members of the Board reportable under Item 404(a) of Regulation S-K. Please see the discussion under “Investor Rights Agreement” and “Securities Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K for more information regarding the increase in the size of the Board and the election of additional directors pursuant to the Investor Rights Agreement.

             Mr. Bateman is a Partner of BC Partners based in its New York office, the investment arm of which he co-established in early 2008. He initially joined BC Partners’ London office in 2000 from PricewaterhouseCoopers, where he spent three years in Transaction Services working on due diligence projects for both financial investors and corporate clients. In 2002/2003 he left BC Partners to complete his MBA at INSEAD before rejoining its London office. Over the years he has participated in or been a Board Member of General Healthcare Group, Baxi and Regency Entertainment. He is currently a Director of Intelsat, Ltd, the leading international provider of fixed satellite services. He has a degree in economics from the University of Cambridge in the UK.

             Mr. Rubin is a Senior Partner of BC Partners, which he joined in May 2008 from One Equity Partners, where he was a founding partner since its inception in 2001. Mr. Rubin originated and executed transactions in a variety of industries with a particular focus on healthcare and business services and was also responsible for building One Equity’s practice in India. Prior to forming One Equity, Mr. Rubin was a Vice President with Allen & Company Incorporated, a New York merchant bank specializing in media and entertainment transactions and advisory work. From 1996 to 1998, he held a number of senior policy positions with the Federal Communications Commission. He received his A.B. from Harvard College and a J.D. from Yale Law School. Mr. Rubin is currently a Board Member of Intelsat Ltd, the leading international provider of fixed satellite services, and of two New York City non-profits: Common Ground Communities and Echoing Green, and serves on the Board of The Dalton School.

             Mr. Svider has been a Managing Partner of BC Partners, since 2003. He joined BC Partners in 1992 in Paris before moving to London in 2000 to lead its investments in the technology and telecoms industries. Over the years, Mr. Svider has participated in or led a variety of investments including Tubesca, Nutreco, UTL, Neopost, Polyconcept, Neuf Telecom and Unity Media/ Tele Columbus. He is currently on the board of Neopost and Unity Media, as well as the Chairman of the Board of Intelsat Ltd. Prior to joining BC Partners, Mr. Svider worked in investment banking at Wasserstein Perella in New York and Paris, and at the Boston Consulting Group in Chicago. Mr. Svider holds a Master of Business Administration from the University of Chicago and a Master of Science in Engineering from both Ecole Polytechnique and Ecole Nationale Superieure des Telecommunications in France.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

             The information set forth in Item 1.01 and Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 8.01        Other Events.

             On June 23, 2009, the Company issued a press release announcing that it had entered into the Purchase Agreement with the Investors. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit	Description
	3.1	Certificate of Elimination of the Junior Participating Preferred Stock, Series A.

	3.2	Certificate of Designations of the 10.00% Series A Redeemable Convertible Participating Perpetual Preferred Stock.

3.3	Certificate of Designations of the 10.00% Series B Redeemable
Conditional Convertible Participating Perpetual Preferred Stock.

4.1	Investor Rights Agreement, dated as of June 23, 2009, by and among
Office Depot, Inc., BC Partners, Inc. and the investors named in the
Investor Rights Agreement.

4.2	Registration Rights Agreement, dated as of June 23, 2009, by and among
Office Depot, Inc., BC Partners, Inc. and the investors named in the
Registration Rights Agreement.

10.1	Securities Purchase Agreement, dated as of June 23, 2009, by and among
Office Depot, Inc. and the investors named in the Securities Purchase
Agreement.

99.1	Press Release of Office Depot, Inc., dated June 23, 2009.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT

Date: June 23, 2009

By: /s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Elimination of the Junior Participating Preferred Stock,
Series A.

3.2	Certificate of Designations of the 10.00% Series A Redeemable
Convertible Participating Perpetual Preferred Stock.

3.3	Certificate of Designations of the 10.00% Series B Redeemable
Conditional Convertible Participating Perpetual Preferred Stock.

4.1	Investor Rights Agreement, dated as of June 23, 2009, by and among
Office Depot, Inc., BC Partners, Inc. and the investors named in the
Investor Rights Agreement.

4.2	Registration Rights Agreement, dated as of June 23, 2009, by and among
Office Depot, Inc., BC Partners, Inc. and the investors named in the
Registration Rights Agreement.

10.1	Securities Purchase Agreement, dated as of June 23, 2009, by and among
Office Depot, Inc. and the investors named in the Securities Purchase
Agreement.

99.1	Press Release of Office Depot, Inc., dated June 23, 2009.